                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  November 10, 1995




                                 Unitog Company
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          0-6643                                         44-0529828
   (Commission File Number)                (IRS Employer Identification No.)


            101 West 11th Street, Kansas City, Missouri         64105
             (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (816) 474-7000


                                 Not Applicable
             (Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On November 10, 1995, Unitog Rental Services, Inc., a California corporation ("Purchaser") and a wholly-owned subsidiary of Unitog Company, a Delaware corporation, purchased all of the issued and outstanding stock of Ace-Tex Corporation, a Michigan corporation ("Ace-Tex").

     The stock of Ace-Tex was acquired by the Purchaser pursuant to a Stock Purchase Agreement, dated October 19, 1995, among the Purchaser, Ace-Tex and the following sellers: Irving Laker, Martin Laker, Irving Laker, as trustee of the Ace-Tex Corporation Savings and Profit Sharing Plan and Trust, Irving Laker, as trustee of the Irving Laker Charitable Remainder Unitrust and Martin Laker, as trustee of the Martin Laker Charitable Remainder Unitrust. Simultaneously with the purchase of the stock, a subsidiary of Ace-Tex purchased three improved parcels of real estate from certain affiliates of Ace-Tex (the "Affiliated Real Estate").

     Ace-Tex is engaged in the rental, supply, service and sale of industrial uniforms and garments, linens, dust control products and related products and services in certain portions of Michigan, Ohio, Indiana and Maryland (the "Uniform Rental Business"). Ace-Tex was also engaged in the manufacture and sale of wiping and polishing cloths, tack cloths, disposable paper products and rags (the "Wiper Business"). In conjunction with the purchase of the stock of Ace-Tex, the Wiper Business and the assets of Ace-Tex used in the Wiper Business were sold. As a result, from and after the completion of the purchase, Ace-Tex will only be engaged in the Uniform Rental Business.

     The principal assets used in the Uniform Rental Business include seven improved parcels of real estate (including the Affiliated Real Estate), motor vehicles, machinery and equipment, accounts receivable, customer lists and customer contracts, inventories, supplies, miscellaneous contract rights and other assets. Such assets will continue to be used in the Uniform Rental Business after the acquisition.

     The principal assets used in the Wiper Business, all of which have been sold by Ace-Tex, include two improved parcels of real estate, motor vehicles, machinery and equipment, accounts receivable, customer lists, inventories, supplies, miscellaneous contract rights and other assets.

     The purchase price for the stock of Ace-Tex is based on the stockholder's equity of Ace-Tex and on the book value of the assets used in the Wiper Business as of the closing date, as determined from audited financial statements of Ace-Tex to be issued after the closing. The final purchase price for the stock of Ace-Tex will be filed under cover of Form 8 as soon as practicable after the audited financial statements become available. The amount paid for the Affiliated Real Estate was $810,000. The purchase price received from the sale of the Wiper Business and the Wiper Business assets was $8 million, plus the assumption by the buyer of accounts payable and accrued expenses of the Wiper Business.

     The purchase price for the stock of Ace-Tex was financed by the issuance to Irving Laker and Martin Laker of promissory notes, which notes are due on January 15, 1996 (the "Laker Notes"), and from a portion of the proceeds of a recently completed private debt placement with Metropolitan Life Insurance Company. Repayment of the Laker Notes will be financed from a portion of the proceeds from the private debt placement and from borrowings from UMB Bank, n.a., Harris Trust and Savings Bank and NBD Bank.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

     Audited financial statements and interim financial statements of Ace-Tex are not available at this time. The audited financial statements of Ace-Tex will be filed under cover of Form 8 as soon as practicable after the audited financial statements become available.

     (b)  Pro forma financial information.

     Pro forma financial information will be filed under cover of Form 8 as soon as practicable after the necessary financial statements of Ace-Tex become available.

     (c)  Exhibits.

     2. Stock Purchase Agreement, dated October 19, 1995, among Unitog Rental Services, Inc., Ace-Tex Corporation, Irving Laker, Martin Laker, Irving Laker, as Trustee of the Ace-Tex Corporation Savings and Profit Sharing Plan and Trust, Irving Laker, as Trustee of the Irving Laker Charitable Remainder Unitrust and Martin Laker, as Trustee of the Martin Laker Charitable Remainder Unitrust and First Amendment to Stock Purchase Agreement, dated November 10, 1995.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               UNITOG COMPANY



Date:  November 20, 1995               By:  /s/ J. Craig Peterson
                                            J. Craig Peterson,
                                            Senior Vice President Finance and
                                            Administration and Chief Financial
                                            Officer

                               INDEX TO EXHIBITS


Exhibit
Number                  Description

2                       Stock Purchase Agreement, dated
                        October 19, 1995, among Unitog Rental
                        Services, Inc., a California corporation,
                        Ace-Tex Corporation, a Michigan corporation,
                        Irving Laker, Martin Laker, Irving Laker, as Trustee of the Ace-Tex Corporation Savings and Profit Sharing Plan and Trust, Irving Laker, as Trustee of the Irving Laker Charitable Remainder Unitrust and Martin Laker, as Trustee of the Martin Laker Charitable Remainder Unitrust and First Amendment to Stock Purchase Agreement, dated November 10, 1995.